UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015 (June 19, 2015)

Energy Recovery, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, CA 94577

(Address if Principal Executive Offices)(Zip Code)

510-483-7370

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

Energy Recovery, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on June 19, 2015, at the Company’s offices in San Leandro, California. Three proposals were submitted to the Company’s stockholders for approval. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2015. The final results for the votes regarding each proposal are set forth below. As of the April 20, 2015 record date for the Annual Meeting, there were 52,015,357 shares of common stock outstanding and entitled to vote, of which 39,448,634 shares of common stock, or a quorum of approximately 75.84%, were represented in person or by proxy.

1.	The stockholders elected three Class I Directors of the Company’s Board of Directors to serve for a three-year term until the 2018 Annual Meeting or until their successors are elected and qualified.

Director	Votes For (% of votes cast)	Votes Against	Abstentions	Broker Non-Votes
Ole Peter Lorentzen	24,196,185 (98.70%)	285,135	32,521	14,934,793
Joel Gay	23,874,288 (97.39%)	605,032	34,521	14,934,793
Olav Fjell	24,200,208 (98.72%)	264,709	48,924	14,934,793

2.	The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Votes For (% of votes cast)	Votes Against	Abstentions
38,711,198 (98.13%)	658,064	79,372

3.	The stockholders approved a non-binding advisory resolution relating to executive compensation.

Votes For (% of votes cast)	Votes Against	Abstentions	Broker Non-Votes
23,360,953 (95.30%)	797,539	355,349	14,934,793

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2015

Energy Recovery, Inc.

By:	/s/ Juan Otero
Juan Otero
Corporate Counsel and Secretary